Exhibit 4.7

                                SUPPORT AGREEMENT

                                      AMONG

                       AMERICAN INTERNATIONAL GROUP, INC.,


                        A.I. RECEIVABLES TRANSFER CORP.,

                               A.I. CREDIT CORP.,

                                  AICCO, INC.,

                         IMPERIAL PREMIUM FINANCE, INC.,

                         IMPERIAL PREMIUM FINANCE, INC.,

                                       AND

                         IMPERIAL PREMIUM FUNDING, INC.



                     This agreement, made and entered into as of November 8, 1999 (the "Agreement"), among American International Group, Inc., a Delaware corporation ("Parent"), and A.I. Receivables Transfer Corp., a Delaware corporation ("ART"), A.I. Credit Corp., a New Hampshire corporation ("AIC"), AICCO, Inc., a California corporation ("AICCO"), Imperial Premium Finance, Inc., a Delaware corporation ("IP Finance I"), Imperial Premium Finance, Inc., a California corporation ("IP Finance II") and Imperial Premium Funding, Inc., a Delaware corporation ("IP Funding"), each an indirect wholly-owned subsidiary of the Parent (each a "Subsidiary" and collectively the "Subsidiaries").


                                   WITNESSETH:

                     WHEREAS, Parent is the ultimate beneficial owner of 100% of the outstanding common stock of the Subsidiaries;

                     WHEREAS, Subsidiaries simultaneously herewith are entering into the Sale and Servicing Agreement dated as of the date hereof, among AIG Credit Premium Finance Master Trust, a Delaware business trust, as issuer (the "Issuer"), Chase Manhattan Bank Delaware, as owner trustee of the Issuer, ART, as seller, The First National Bank of Chicago, as indenture trustee (together with any successor thereto, the "Trustee"), AIC, as servicer, AICCO, as servicer, IP Finance I, as servicer, IP Finance II, as servicer, and IP Funding, as servicer, as amended or supplemented from time to time (the "Sale and Servicing Agreement"); and

                     WHEREAS, Parent and Subsidiaries desire to take certain actions to enhance and maintain the financial condition of Subsidiaries as hereinafter set forth, and to guarantee the solvency of Subsidiaries by Parent, in order to enable Subsidiaries to meet their financial obligations as set forth herein;

                     NOW THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree as follows:

                     1. Stock Ownership. During the term of this Agreement, Parent will be the ultimate beneficial owner of all of the voting capital stock of Subsidiaries now or hereafter issued and outstanding, and Parent will not pledge or encumber, nor will it permit to be pledged or encumbered, such capital stock of Subsidiaries.

                     2. Net Worth. Parent agrees that it shall cause each Subsidiary to have at all times a positive tangible net worth of at least one dollar ($1.00), as determined in accordance with generally accepted accounting principles. Parent and Subsidiaries agree that Subsidiaries shall not file a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect.

                     3. Liquidity Provision. If, during the term of this
Agreement:

                     (a) Any Subsidiary need funds not otherwise available to meet any of its obligations under the Sale and Servicing Agreement, (including, but not limited to, section 7.05 thereof), or

                     (b) Any Subsidiary has insufficient funds to pay any of its obligations when due (except for any such obligations which are the subject of a bona fide dispute), the non-payment of which could constitute a basis for the filing of an involuntary case any Subsidiary under the United States Bankruptcy Code, as now or hereafter in effect,

Parent shall provide any such Subsidiary funds as a loan, in a manner sufficiently timely to cause such obligations to be satisfied when due. Such loan shall bear a market rate of interest, shall be negotiated in an arm's length transaction, and otherwise shall be on such terms and conditions, including maturity, as Parent and any such Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all debt of Subsidiaries, whether or not such debt is outstanding at the time of such loan, and to all financial obligations of Subsidiaries under the Sale and Servicing Agreement, whether or not such loan or the Sale and Servicing Agreement has such express subordination provisions therein and notwithstanding anything to the contrary in such loan or the Sale and Servicing Agreement.

                     4. Waivers. Parent hereby waives any set-off or counterclaim against Subsidiaries and any failure or delay on the part of Subsidiaries in asserting or enforcing any of its rights or in making any claims or demands hereunder.


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
                     5. Termination; Amendment. Notwithstanding any provision to the contrary pursuant to this Agreement or otherwise, Parent shall have the absolute right to terminate this Agreement upon either (a) the expiration of one year plus one day after the Trust Termination Date (as defined in the Base Indenture dated as of October 8, 1999 ("Base Indenture") between the Issuer and the Trustee) or (b) the valid and enforceable assumption by Parent of each Subsidiary's obligations then outstanding or thereafter arising under the Sale and Servicing Agreement. This Agreement may be amended at any time by a written amendment signed by all parties. No amendment to this Agreement shall be effective until such time as each holder of any notes (the "Notes") issued under a Series Supplement to the Base Indenture and outstanding on the date of such amendment shall consent in writing to such amendment and each Rating Agency (as defined in the Base Indenture) shall have confirmed in writing that such amendment shall not adversely affect the then ratings of any Notes.

                     6. Notices. Any notice, instruction, request, consent, demand or other communication required or contemplated by this Agreement shall be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

      If to Parent:               American International Group, Inc.
                                  70 Pine Street
                                  New York, New York  10270
                                  Attention:  Treasurer

      If to Subsidiaries:         (a) in the case of :

                                  A.I. Receivables Transfer Corp.
                                  160 Water Street
                                  New York, New York 10038-4922
                                  Attention: President

                                  (b) in the case of :

                                  Imperial Premium Finance, Inc.
                                  Imperial Premium Finance, Inc. and
                                  Imperial Finance Funding, Inc.
                                  15303 Ventura Blvd., Suite 1600
                                  Sherman Oaks, California 91403
                                  Attention: President

                                  (c) in the case of :

                                  A.I. Credit Corp.
                                  160 Water Street
                                  New York, New York 10038-4922
                                  Attention: President


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
                                  (d) in the case of :

                                  AICCO, Inc.
                                  777 South Figueroa Street
                                  Los Angeles, California 90017
                                  Attention: President

or to such other address as any party shall have specified by notice to the other parties in accordance with this Section 6.

                     7. Successors. The covenants, representations, warranties and agreements herein set forth shall be mutually binding upon and insure to the mutual benefit of Parent and its successors and Subsidiaries and their successors.

                     8. Governing Law. This Agreement shall be governed by the laws of the State of New York.

                     9. Binding Effect. The provisions of this Agreement and the rights created hereunder shall inure solely to, and are intended solely for the benefit, of, the parties hereto and the Trustee and the Noteholders (as defined in the Base Indenture), as set forth in the Letter Agreement between Parent and the Trustee of even date herewith.



                                 AMERICAN INTERNATIONAL GROUP, INC.

                                 By: /s/ Howard I. Smith
                                     --------------------------------------
                                     Name: Howard I. Smith
                                     Title: Executive Vice President



                                 By: /s/ Kathleen E. Shannon
                                     -------------------------------------
                                     Name: Kathleen E. Shannon
                                     Title: Secretary



                                 A.I. RECEIVABLES TRANSFER CORP.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Treasurer



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
                                 A.I. CREDIT CORP.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Senior Vice President


                                 AICCO, INC.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Senior Vice President



                                 IMPERIAL PREMIUM  FINANCE, INC.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Senior Vice President


                                 IMPERIAL PREMIUM  FINANCE, INC.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Senior Vice President


                                 IMPERIAL PREMIUM FUNDING, INC.

                                 By: /s/ Michael D. Vogen
                                     --------------------------------------
                                     Name: Michael D. Vogen
                                     Title: Senior Vice President




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